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                                                                    EXHIBIT 99.1

PROXY


                             KERR-MCGEE CORPORATION
                                KERR-MCGEE CENTER
                          OKLAHOMA CITY, OKLAHOMA 73125

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Luke R. Corbett, Tom J. McDaniel and Russell G. Horner, Jr., and each of them acting solely, as proxies and attorneys-in-fact, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote at a Special Meeting of Stockholders to be held on _______ ___, 199__ and at any adjournment or postponement thereof, as designated on the reverse side hereof and in their discretion with respect to any matters incident to the conduct of the meeting and other matters as may properly come before such meeting, all of the shares of Common Stock of Kerr-McGee Corporation held of record by the undersigned as of the close of business on _________ ___, 199__. All proxies previously given with respect to the shares covered hereby are hereby revoked.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE


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                                                                 PLEASE MARK [X]
                                                                 YOUR VOTE
                                                                 AS THIS

THE BOARD OF DIRECTORS RECOMMENDS THAT YOUR VOTE "FOR" THE FOLLOWING PROPOSALS.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND AT THE DISCRETION OF THE PROXYHOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE FOLLOWING PROPOSALS AND AT THE DISCRETION OF THE PROXYHOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.



1. Proposal to adopt the Agreement and Plan of Merger, dated as of October 14, 1998, between Kerr-McGee Corporation and Oryx Energy Company.

                            FOR    AGAINST    ABSTAIN
                            [ ]      [ ]        [ ]


2. If necessary, to approve any adjournment of the Special Meeting without further notice except by Date announcement at the meting being adjourned. Signature

                            FOR    AGAINST    ABSTAIN
                            [ ]      [ ]        [ ]

                              Date
                                  ----------------------------------------------

                              Signature
                                       -----------------------------------------

                              Signature
                                       -----------------------------------------

                              Title
                                   ---------------------------------------------

                              Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.